Exhibit 99.1

       Portal Software Reports Third Quarter Results for Fiscal Year 2004

    CUPERTINO, Calif.--(BUSINESS WIRE)--Nov. 20, 2003--Portal
Software, Inc. (Nasdaq: PRSF), a leading provider of billing and customer management software, today reported financial results for the third quarter of fiscal year 2004 ended October 31, 2003.

    Third Quarter Results

    Revenues for the quarter totaled $25.3 million, compared with revenues of $33.2 million in the prior quarter, and $30.2 million for the same period last year. Pro forma net loss for the third quarter of fiscal 2004 was $11.3 million, or $0.29 per diluted share. This compares with a pro forma net loss of $2.5 million, or $0.07 per diluted share in the prior quarter and a pro forma net loss of $5.2 million, or $0.15 per share in the third quarter of fiscal 2003.
    In accordance with generally accepted accounting principles
(GAAP), Portal incurred a net loss of $15.0 million, or $0.38 per share, in the third quarter of fiscal 2004, which includes amortization of acquisition-related costs of $0.7 million and a stock option compensation charge of approximately $3.0 million. This compares with a GAAP net loss of $26.9 million, or $0.74 per share, in the prior quarter and a GAAP net loss of $39.6, $1.12 per share, in the third quarter of fiscal 2003.
    "Obviously we are disappointed with our third quarter results," said John Little, Portal's founder and CEO. "As part of our transformation to a solutions company, we have identified some underlying challenges we need to address. We are taking strong steps to address these issues and implementing changes as we go forward. It is important to note that in the third quarter, we did not lose deals to competitors; we expanded our customer base, and we saw increasing commitment from existing customers.
    "Our customer wins in the third quarter give us confidence that our strategy is sound," said Little. "During the quarter we saw success in go-live situations at major Tier 1 providers, as well as increased penetration in the media, satellite and cable markets with companies such as Vodafone Pacific, Universal Vivendi Games, XM Satellite Radio and Bayan Telecommunications."

    Business Outlook

    The following statements are based on current expectations and are forward-looking. They are subject to a number of uncertainties and risks, including those discussed below and actual results may differ materially. Portal undertakes no obligation to update these forward-looking statements.
    Communications service providers continue to be very deliberate in their software purchasing decisions. The Company believes that customers remain selective in their capital spending and may continue to constrain budgets for an extended period of time due to continued softness in their markets. These factors have affected and will continue to affect the amount and timing of transactions and revenues. In addition to economic uncertainty, as Portal pursues the transition of our business to a solutions provider and expands the services component of its overall solutions, an increasing portion of revenues will be recognized over multiple periods, in contrast to the upfront recognition of revenue that historically has characterized its product sales. The underlying business conditions for Q4 have not changed since we last provided guidance for the quarter. Taking into account our experience with Q3 and the factors discussed above, our expectations for Q4 are:

    -- Economic uncertainty and intense market competition remain unchanged. In addition, certain Tier 1 service delivery schedules continue to be planned and negotiated, which may have a significant impact on the timing of future revenues. As a result, Portal expects Q4 revenues to be in the range of $32 to $36 million.

    -- Fourth quarter gross margins are expected to improve to the range of 50 percent to 55 percent.

    -- The Company expects pro forma operating expenses for Q4 to be in the range of $24 to $25 million.

    -- Given the current outlook as expressed above, Portal expects to achieve pro forma operating results in the range of a loss of $0.13 to $0.18 per share in the fourth quarter of fiscal 2004.

    Information About Pro Forma Presentation

    To supplement Portal's consolidated financial statements presented on a GAAP basis, Portal uses additional non-GAAP or "pro forma" measures of operating results, net profit/loss and net profit/loss per diluted share adjusted to exclude certain costs, expenses and losses Portal believes appropriate to enhance an overall understanding of its past financial performance and also its prospects for the future. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for planning and forecasting of future periods. Because there are no generally accepted industry standards for presenting non-GAAP results, the methods used by Portal may differ from the methods used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures prepared in accordance with GAAP.
    In accordance with GAAP, net loss for the third quarter of fiscal year 2004 was $15.0 million or $0.38 per share. This compares with a GAAP net loss of $26.9 million, or $0.74 per share in the prior quarter and a GAAP net loss of $39.6 million, or $1.12 per share in the third quarter of fiscal 2003. Pro forma amounts in the second quarter of fiscal year 2004 exclude stock option compensation expense of $23.7 million and amortization of acquisition-related expense of $0.7 million. Pro forma amounts in the third quarter of fiscal year 2003 exclude restructuring expense of $32.1 million, impairment of assets expense of $1.5 million, and amortization of acquisition-related expense of $0.7 million. Pro forma operating expenses and net income in Q4 are expected to exclude amortization and write-off of acquisition-related costs and stock option compensation expense. Portal is unable to provide guidance on a GAAP basis because information relating to stock option compensation expense is currently not quantifiable on a forward-looking basis as it depends on various factors, including the future market price of Portal's common stock.

    Conference Call Information

    Portal will discuss its third quarter fiscal year 2004 results and other financial and business information in a conference call and an audio web cast on November 20, 2003, beginning at 2:00 p.m. Pacific time. The web cast is available to all interested parties and can be accessed at www.fulldisclosure.com. For those unable to listen to the live web cast, a replay will be available.
    This press release and full company balance sheet and consolidated operations details will be filed as an exhibit to a current report on Form 8-K and will be posted on our web site prior to the conference call described above. For a copy of this press release and the company balance sheet and consolidated operations details, please visit the Investor Relations site at www.portal.com/about_portal/investor_relations.

    About Portal Software, Inc.

    Portal Software provides flexible billing and customer management solutions to enable organizations to monetize their voice and digital transactions. Portal's convergent billing platform enables service providers to charge, bill and manage a wide range of services via multiple networks, payment models, pricing plans, and value chains. Portal's flexible and scalable product-based solutions enable customers to introduce new value added services quickly, providing maximum business value and lower total cost of ownership. Portal's customers include thirty-five of the top fifty wireless carriers as well as organizations such as Vodafone, AOL Time Warner, Deutsche Telekom, TELUS, NTT, China Telecom, Reuters, Telstra, China Mobile, Telenor Mobil, and France Telecom.

    Forward Looking Statement

    Statements in this release concerning Portal Software, Inc.'s business outlook, future financial and operating results, future expense reductions, and Portal's overall future prospects are forward looking statements that involve a number of uncertainties and risks. Factors that could cause actual events or results to differ materially include the following: General business and economic conditions and changes in the amount of technology spending by our customers and prospects; the timing or delay in signing, commencement, implementation and performance of projects or contracts or the delivery of products and services under them; market acceptance of Portal's products and services; customer and industry analyst perceptions of Portal and its technology vision and future prospects; fluctuations in the market price of Portal stock that can result in unpredictable compensation expense charges; difficulties in implementing or realizing the benefits of cost reduction efforts, such as our ability to sublease or eliminate excess office facilities in a timely and cost effective manner; sales force training and productivity; challenges associated with recruiting, training, and retaining skilled management and other personnel; ability to establish, maintain, and effectively implement relationships with system integrators and other strategic resellers and vendors and to manage large multi-party projects involving system integrators and other parties; rapid technological changes; competitive factors; and unanticipated delays in scheduled product availability. In addition, the significant Tier 1 transactions Portal has closed, and is pursuing executing, are larger, multi-year deals, in which revenue may be recognized over multiple periods which may increase long-term predictability and limit near-term visibility. These and other factors are described in detail in our Annual Report on Form 10-K for the fiscal year ended January 31, 2003. All statements made in this press release are made only as of the date set forth at the beginning of this release. Portal undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

    Infranet and the Portal logo are U.S. registered trademarks, and Portal and TelcoOne are trademarks of Portal Software, Inc.